[GRAPHIC]

                         MENDLOWITZ WEITSEN, LLP, CPAs
               K2 Brier Hill Court, East Brunswick, NJ 08816-3341
            Tel: 732.613.9700 Fax 732.613.9705 E-mail: mw@MWLLP.com





                     CONSENT OF INDEPENDENT PUBLIC AUDITORS


As independent public auditors, we hereby consent to the use in this Post-Effective Amendment Number 4 to the Registration Statement (File No. 811-09053) of THE MP63 FUND, INC., of all references to our firm included in or made a part of this Amendment.



                                                     /s/ MENDLOWITZ WEITSEN, LLP
                                                     ---------------------------
                                                         Mendlowitz Weitsen, LLP



East Brunswick, New Jersey
June 25, 2002






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